Dixon Ticonderoga Company
                            195 International Parkway
                               Heathrow, FL 32746


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 10, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Gino N. Pala and Richard F. Joyce, and each or either of them, proxies, with full power of substitution in each of them, in the name, place, and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Dixon Ticonderoga Company on March 10, 2000, at 10:00 a.m. Eastern Standard Time, or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. Election of Directors

|_| For all nominees listed below (except as marked to the contrary below) |_| Withhold Authority to vote for all nominees listed below

                         Ben Berzin, Jr. and Kent Kramer

          (Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space below.
           Do not mark "Withhold Authority" above unless you intend to withhold authority to vote for both nominees.)

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2. Approval of the Company's 1999 Stock Option Plan

     |_| For        |_| Against         |_| Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

This proxy will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted FOR the election of directors and FOR the approval of the Company's 1999 Stock Option Plan as set forth in the Proxy Statement.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated:  ________________, 2000                    ___________________________
                                                    Signature

                                                  ---------------------------
                                                    Signature if held jointly